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                               Exhibit 4.3.l.

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                                INSIDER LETTER


                                 July 12, 2006
                                      --


Viceroy Acquisition Corporation
8235 Forsyth Boulevard
Suite 400
St. Louis, Missouri 63105


CRT Capital Group LLC
262 Harbor Drive
Stamford
Connecticut 06902


KBC Peel Hunt Ltd
111 Old Broad Street
London
EC2N 1PH


         Re: Offering of Units
         ---------------------

Gentlemen:

         The undersigned director of Viceroy Acquisition Corporation (the "COMPANY"), in consideration of CRT Capital Group LLC ("CRT") and KBC Peel Hunt Ltd ("KBC") agreeing to act as placement agents in the offering ("OFFERING") of 22,500,000 units (the "UNITS"), each Unit consisting of one share of common stock in the capital of the Company, par value $0.0001 per share (the "SHARES"), and one warrant (the "WARRANTS"), each Warrant entitling the holder to purchase one Share, as more particularly explained in the offering circular of the Company in connection with such Offering (the "OFFERING CIRCULAR") and embarking on the placement process, hereby agrees as follows:

         1. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a Target Business, until the earlier of (a) the completion by the Company of a Qualified Business Combination, (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, and (c) such time as the undersigned ceases to be either an officer or a director of the Company, subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

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         2.       The undersigned acknowledges and agrees that until the
earlier of (a) the completion by the Company of a Qualified Business Combination and (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, the Company will not complete any Business Combination which involves an entity which is affiliated with the undersigned unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. (such firm being reasonably acceptable to each of CRT and KBC) that the Business Combination is fair to the Company's shareholders from a financial perspective.

         3. Until the completion by the Company of a Business Combination neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to such Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company (out of the funds not held in the Trust Fund) for his reasonable out-of-pocket expenses incurred in connection with seeking and completing any Business Combination. Upon completion of a Business Combination, the Company may enter into an employment agreement with the undersigned for the payment of reasonable compensation, provided that such compensation may not be paid from the Trust Fund except to the extent approved by the shareholders of the Company in connection with such Business Combination.

         4. Until the earlier of (a) the completion by the Company of a Qualified Business Combination and (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

         5. The undersigned further agrees that he will not sell or otherwise dispose of any securities of the Company owned by him including the Shares and Warrants, except pursuant to a registration statement under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") or pursuant to an exemption from such registration; provided, however, that in the case of any sale or disposition otherwise than pursuant to a registration statement, the undersigned shall take such steps, including without limitation legending the certificates representing the securities, to make sure that the securities may be segregated from the pool of securities that are or may become tradeable in the U.S free of any restrictions. Additionally, the undersigned will not engage in any hedging transactions involving the securities of the Company owned by him (including the Shares and Warrants) other than in compliance with the Securities Act.

         6. The undersigned agrees to be a member of the board of directors of the Company until the earlier of (a) the completion by the Company of a Qualified Business Combination, or (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline. The undersigned's biographical information furnished to the Company and CRT and attached

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hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act, in a registration statement filed under the Securities Act or to be contained in the Admission Document prepared for the purposes of the rules and regulations of AIM. The undersigned represents and warrants that:

                  (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

                  (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

                  (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

         7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the board of directors of the Company.

         8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to CRT and KBC and their legal representatives or agents (including any investigative search firm retained by CRT or KBC) any information they may have about the undersigned's background and finances ("INFORMATION"). Neither CRT, KBC nor their agents shall be violating the undersigned's right of privacy in any matter in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The Information obtained shall be kept confidential in perpetuity by CRT, KBC and their legal representatives and agents except as required by law or by judicial order.

         9. Capitalized terms used but not defined in this letter have the meanings given to them in the Offering Circular.

         10. This letter shall be governed in all respects by the laws of the State of New York.

                                     WILLIAM J. DORE



                                     /s/ William J. Dore
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                                                     Signature

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                                  EXHIBIT A

WILLIAM J. DORE has been a member of the Board since May 24, 2006. Since 1973, Mr. Dore has served as chairman of the board and chief executive officer of Global Industries, Ltd., a worldwide organisation of over 3,000 employees which operates one of the largest fleet of marine construction assets in the world. Mr. Dore was formerly president of the Association of Diving Contractors and the Offshore Pipeline Contractors Association, and a former director of the National Ocean Industries Association. In 2001, Mr. Dore created and is the sole supporter of the Louisiana Horatio Alger Scholarship Program, awarding fifty $7,500 scholarships annually. His Louisiana State scholarship program complements an ongoing Horatio Alger national program that provides two scholarships for students of each state. Mr. Dore currently serves on the Louisiana Public Affairs Research Council board of directors, the Horatio Alger board of directors, the M. D. Anderson Center's board of visitors, and the LSU Health Sciences Center advisory board.

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